CANADA SOUTHERN PETROLEUM LTD.

ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 9, 2005

SOLICITED ON BEHALF OF THE MANAGEMENT

The undersigned holder of Common Shares of CANADA SOUTHERN PETROLEUM LTD. (the “Corporation”) appoints John W. A. McDonald, or failing him, Richard C. McGinity, or instead of either of the foregoing, ________________________ as proxyholder of the undersigned, with full power of substitution, to vote the Common Shares at the Annual General and Special Meeting of Shareholders or any adjournments thereof (the “AGM”) of the Corporation on Thursday, June 9, 2005 at 11:00 A.M., local time, in the Plaza Room at the Metropolitan Centre, 333 – 4th Avenue S.W., Calgary, Alberta.

This proxy when properly executed will be voted or withheld from voting in the manner directed herein.  If no direction is made, the proxy will be voted “FOR” Proposal Numbers 1 and 2 and “AGAINST” Proposal Number 3.

Please mark your vote in blue or black ink as shown here.

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PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

The Corporation recommends a vote “FOR” all Nominees.

Election as Directors of Raymond P. Cej, Donald E. Foulkes,

FOR

WITHHELD

Myron F. Kanik, John W.A. McDonald and Richard C. McGinity

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The Corporation recommends a vote “FOR” the Appointment of Auditors.

Appointment of Auditors:  To appoint Ernst & Young LLP,

FOR

WITHHELD

Chartered Accountants, as auditors of the Corporation for the ensuing

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year and to authorize the directors to fix their remuneration.

The Corporation recommends a vote “AGAINST” the Shareholder Proposal.

Shareholder Proposal:  To vote on a Shareholder Proposal

FOR

AGAINST

contained in Schedule "A" to the Information Circular.

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The proxyholder is authorized to vote on any permitted amendments to or variations of any matters identified in the Notice of Meeting enclosed herewith or other matters that may be properly brought before the AGM.

SIGNATURE OF SHAREHOLDER

____________________________

DATE  _____________

SIGNATURE OF SHAREHOLDER

____________________________

DATE  _____________

NOTES:

1.

A SHAREHOLDER HAS THE RIGHT TO APPOINT A PERSON, WHO NEED NOT BE A SHAREHOLDER, TO ATTEND AND ACT ON HIS OR HER BEHALF AT THE AGM OTHER THAN THE PERSONS DESIGNATED IN THIS FORM OF PROXY.  THIS RIGHT MAY BE EXERCISED BY INSERTING SUCH OTHER PERSON'S NAME IN THE BLANK SPACE PROVIDED FOR THAT PURPOSE AND STRIKING OUT THE OTHER NAMES OR BY COMPLETING ANOTHER PROPER FORM OF PROXY AND, IN EITHER CASE, BY DELIVERING THE COMPLETED FORM OF PROXY TO THE CORPORATION AS INDICATED BELOW.

2.

This form of proxy must be dated and executed by the Shareholder (using exactly the same name in which the shares are registered) or by his or her attorney authorized in writing or, if the Shareholder is a body corporate, by a duly authorized officer or attorney thereof.  A copy of any such authorization should accompany this form of proxy.  Persons signing as executors, administrators, trustees, etc. should so indicate.  If this form of proxy is not dated, it will be deemed to bear the date on which it is mailed to the Shareholder by the Corporation.

3.

In order for this form of proxy to be effective, it must be signed and deposited with American Stock Transfer & Trust Company, 59 Maiden Lane, New York, N.Y.  10038, not less than 48 hours (excluding Saturdays, Sundays and holidays) before the AGM.